________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 7, 2008

         Thornburg Mortgage Securities Trust 2008-1
(Issuing Entity)

         Greenwich Capital Acceptance, Inc.
(Exact Name of Depositor as Specified in its Charter)

       Thornburg Mortgage Home Loans, Inc.
(Exact Name of Sponsor as Specified in its Charter)

         Greenwich Capital Acceptance, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-140279	06-1199884
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, CT		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 625-2700

                                       No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 7, 2008, Thornburg Mortgage, Inc. (“Thornburg”) filed with the Securities and Exchange Commission (the “Commission”) a current report on Form 8-K (the “Current Report”) in which Thornburg disclosed, among other matters, the following:

“On March 4, 2008, the Company was advised by its independent accountant, KPMG LLP (“KPMG”), that no further reliance should be placed on the auditors’ report dated February 27, 2008 on the Company’s consolidated financial statements as of December 31, 2007 and 2006 and for each of the years in the two year period ended December 31, 2007, its financial statement schedule - mortgage loans on real estate and its effectiveness of internal control over financial reporting as of December 31, 2007 that is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008.

The Company was advised that KPMG had concluded that the aforementioned financial statements as of and for the year ended December 31, 2007 contain material misstatements associated with available for sale securities and that the auditors’ report should have contained an explanatory paragraph indicating that substantial doubt exists relative to the Company’s ability to continue as a going concern for a reasonable period of time.

As a result of the events described above, on March 5, 2008, the Board of Directors of the Company, after consultation with management and based upon the recommendation of management and a review of the pertinent facts, determined that the Company’s financial statements as of December 31, 2007 contained in the Annual Report on Form 10-K for the year ended December 31, 2007 should no longer be relied upon. The Board of Directors concluded that the Company will restate its previously reported consolidated financial statements for the year ended December 31, 2007. . . . The Company intends to file an amended Annual Report on Form 10-K/A that will include the restated financial information.

The restated consolidated financial statements of the Company will be prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company’s ability to continue as a going concern without significant restructuring and the addition of new capital. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s available liquidity to meet margin calls resulting from changes in the fair value of its purchased ARM assets collateralizing reverse repurchase agreements and the continued availability of financing for its ARM assets. The Company had readily available liquidity of approximately $580.0 million at December 31, 2007. Through the close of business on March 6, 2008, the Company had received $1.777 billion in margin calls since December 31, 2007 and had satisfied $1.167 billion of those margin calls primarily by using its available liquidity, principal and interest payments, and proceeds from the sale of assets. As of the close of business on March 6, 2008, the Company had outstanding margin calls of $610.0 million which significantly exceeded its available liquidity at that date. Also through the close of business on March 6, 2008, the Company had received notices of event of default under reverse repurchase agreements from four different lenders. The Company’s receipt of the notices of events of default has triggered cross-defaults under all of the Company’s other reverse repurchase agreements and its secured loan agreements, and the related lenders could declare an event of default at any time. The Company has been in continuing discussions with all of its lenders, and, to the best of its knowledge, the lenders that issued notices of event of default have not yet exercised their rights to liquidate pledged collateral.

The Company is working to meet all of its outstanding margin calls within a timeframe acceptable to its lenders, through a combination of selling portfolio securities, issuing collateralized mortgage debt and raising additional debt or equity capital. Since December 31, 2007 and through the close of business on March 6, 2008, the Company reduced its portfolio of ARM assets financed with recourse financing by approximately $4.6 billion, of which $1.9 billion has been permanently financed, in order to reduce its exposure to margin calls. The Company has also raised $488.0 million in equity capital since December 31, 2007 and seeks to raise additional capital in order to provide a more stable base of liquidity during an expected period of difficult market conditions for at least several months.”

Thornburg further disclosed that:

“[O]n March 5, 2008, the Company concluded that a material charge for impairment to its purchased ARM assets is required in accordance with generally accepted accounting principles. The Company concluded that it must recognize an impairment charge totaling $427.8 million in gross unrealized losses on purchased ARM assets as of December 31, 2007. Based upon a review of credit ratings, delinquency data and other information, the Company does not believe these unrealized losses, for the most part, are reflective of credit deterioration. The impairment charge resulted in a decrease in management and incentive fees payable to the Company’s manager of $5.7 million. In the event the Company continues to believe there is substantial doubt about its ability to continue as a going concern at any future reporting date, or the Company has determined that it is unable to hold its purchased ARM assets to recovery, the Company expects to record additional impairment charges to recognize additional unrealized losses on its purchased ARM assets in the related reporting period and it is possible the impairment charges will be material.”

On March 11, 2008, Thornburg filed with the Commission an amendment to its annual report on Form 10-K/A which included restated consolidated financial statements and, among other information, the following:

“Fourth Quarter Financial Results

In the fourth quarter, the net loss before preferred stock dividends was $605.9 million, down from net income before preferred stock dividends of $80.3 million a year ago. Net interest income was $87.2 million compared to $90.7 million, or 4% less than a year ago. Return on equity for the fourth quarter was (147.32)% compared to 14.08% for the year ago period. For the quarter, operating expenses as a percentage of average assets, which are among the lowest in the industry, decreased to 0.11% at December 31, 2007, from 0.20% at December 31, 2006, which helped support operations. Book value at December 31, 2007 was $6.63 per common share, down from $10.14 per common share at September 30, 2007, principally due to other-than-temporary impairment losses, $279.7 million of which had been classified in accumulated other comprehensive loss at September 30, 2007, and a $115.2 million decrease in the unrealized market value of our hedging instruments. We believe that this decline in book value validates the existence of wider spread opportunities in the mortgage market. However, as a result of . . . recent events . . . , there can be no assurance that we will not experience a further decline in book value.”

The sponsor and seller, Thornburg Mortgage Home Loans, Inc., is a wholly owned subsidiary of Thornburg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.

By:	/s/ Thomas J. Conway
	Name:	Thomas J.Conway
	Title:	Senior Vice President

Dated: March 11, 2008